Exhibit 99.1

UNAUDITED PRO FORMA CONDENSED CONSOLIDATED FINANCIAL INFORMATION

Separation of LENSAR, Inc.

On October 1, 2020, PDL BioPharma, Inc., (“PDL,” “we” or the “Company”) completed the previously announced separation of LENSAR, Inc. ("LENSAR") from PDL in the form of a dividend involving the distribution of all outstanding shares of LENSAR common stock owned by PDL to holders of PDL common stock (the “Distribution”). The Distribution was made to the Company’s stockholders of record as of the close of business on September 22, 2020 (the “Record Date”), and such stockholders received 0.075879 shares of LENSAR common stock for every one PDL common share held as of close of business on the Record Date. Stockholders of PDL who acquired shares of PDL common stock in the "regular way" market since shortly before the record date and through October 1, 2020 acquired such shares with an entitlement to receive shares of LENSAR common stock in connection with the distribution. Stockholders of PDL who acquired their shares of PDL common stock ex-distribution during that time did so without an entitlement to receive shares of LENSAR common stock in connection with the distribution.

Prior to the Distribution, PDL owned approximately 81.5% of LENSAR common stock. Following the completion of the distribution, PDL does not own any equity interest in LENSAR. As a result of the Distribution, LENSAR became an independent public company whose stock is listed and trading under the symbol “LNSR” on the Nasdaq Stock Market.

Basis of Presentation

The following unaudited pro forma condensed consolidated financial statements were derived from the historical financial statements of PDL as of and for the six months ended June 30, 2020 and for each of the years ended December 31, 2019, 2018 and 2017, which were prepared in accordance with generally accepted accounting principles in the United States of America (“GAAP”).

The unaudited pro forma condensed consolidated financial statements for the six months ended June 30, 2020 and the years ended December 31, 2019, 2018 and 2017 assume the Distribution occurred on May 11, 2017 when PDL obtained control of 100% of the voting shares of LENSAR, making it a wholly-owned subsidiary of the Company. The unaudited pro forma condensed consolidated balance sheet assumes the Distribution and the related transactions occurred on June 30, 2020. Beginning in the fourth quarter of 2020, the results of operations of LENSAR will be presented as discontinued operations for historical periods through August 31,2020, the day prior to the Company’s adoption of the liquidation basis of accounting effective September 1, 2020.

The unaudited pro forma condensed consolidated financial statements are provided for illustrative purposes only and do not reflect what PDL's results of operations or financial position would have been had the Distribution been completed on the dates assumed and are not necessarily indicative of PDL's future results of operations or financial position.

The following unaudited pro forma condensed consolidated financial statements and the accompanying notes to the unaudited pro forma condensed consolidated financial statements should be read in conjunction with (i) the historical consolidated financial statements of PDL for the years ended December 31, 2019, 2018 and 2017, the accompanying notes to those financial statements and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in exhibit 99.1 of PDL’s Current Report on Form 8-K filed with the Securities and Exchange Commission (“SEC”) on June 29, 2020, (ii) the unaudited condensed consolidated financial statements and accompanying notes and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” included in PDL’s Form 10-Q for the six months ended June 30, 2020 filed with the SEC on August 7, 2020 and (iii) the historical consolidated financial statements of LENSAR in LENSAR’s Registration Statement on Form 10 filed with the SEC on August 26, 2020, as amended on September 14, 2020.

PDL BIOPHARMA, INC.
UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS FOR THE SIX MONTHS ENDED JUNE 30, 2020

(In thousands, except share and per share amounts)

	PDL Historical [A]	LENSAR Separation [B]	Notes	Pro Forma PDL
Revenue
Product revenue, net	$8,115	$(8,115)		$—
Lease revenue	1,436	(1,436)		—
Service revenue	1,582	(1,582)		—
License and other	73	—		73
Total revenue	11,206	(11,133)		73
Operating Expenses
Cost of product revenue (excluding intangible asset amortization)	5,499	(5,499)		—
Amortization of intangible assets	637	(637)		—
Severance and retention	22,313	—		22,313
General and administrative	22,471	(8,216)		14,255
Sales and marketing	2,487	(2,487)		—
Research and development	3,321	(3,321)		—
Total operating expenses	56,728	(20,160)		36,568
Operating loss from continuing operations	(45,522)	9,027		(36,495)
Non-operating expense, net
Interest and other income, net	582	(34)		548
Interest expense	(786)	—		(786)
Loss on extinguishment of convertible notes	(606)	—		(606)
Total non-operating expense, net	(810)	(34)		(844)
Loss from continuing operations before income taxes	(46,332)	8,993		(37,339)
Income tax benefit from continuing operations	(14,144)	1,791	F	(12,353)
Net loss from continuing operations	$(32,188)	$7,202		$(24,986)

Loss from continuing operations per common share
Basic	$(0.26)			$(0.21)
Diluted	$(0.26)			$(0.21)

Weighted-average shares outstanding
Basic	119,402			119,402
Diluted	119,402			119,402

See accompanying Notes to Unaudited Pro Forma Condensed Consolidated Financial Statements

PDL BIOPHARMA, INC.
UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS FOR THE YEAR ENDED DECEMBER 31, 2019

(In thousands, except share and per share amounts)

	PDL Historical [A]	LENSAR Separation [B]	Notes	Pro Forma PDL
Revenue
Product revenue, net	$30,742	$(30,742)		$—
Royalties from Queen et al. patents	9	—		9
License and other	(45)	—		(45)
Total revenue	30,706	(30,742)		(36)
Operating Expenses
Cost of product revenue (excluding intangible asset amortization and impairment)	17,276	(17,276)		—
Amortization of intangible assets	1,290	(1,184)		106
General and administrative	38,539	(7,878)		30,661
Sales and marketing	6,806	(6,806)		—
Research and development	7,350	(7,350)		—
Asset impairment loss	10,768	—		10,768
Total operating expenses	82,029	(40,494)		41,535
Operating income from continuing operations	(51,323)	9,752		(41,571)
Non-operating income, net
Interest and other income, net	6,030	(58)		5,972
Interest expense	(11,404)	—		(11,404)
Equity affiliate - change in fair value	36,402	—		36,402
Gain on sale of intangible assets	3,476	—		3,476
Loss on exchange and extinguishment of convertible notes	(8,430)	—		(8,430)
Total non-operating income, net	26,074	(58)		26,016
Loss before income taxes from continuing operations	(25,249)	9,694		(15,555)
Income tax (benefit) expense from continuing operations	(1,021)	2,058	F	1,037
Net loss from continuing operations	$(24,228)	$7,636		$(16,592)

Loss from continuing operations per common share
Basic	$(0.20)			$(0.14)
Diluted	$(0.20)			$(0.14)

Weighted-average shares outstanding
Basic	118,631			118,631
Diluted	118,631			118,631

See accompanying Notes to Unaudited Pro Forma Condensed Consolidated Financial Statements

PDL BIOPHARMA, INC.
UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS FOR THE YEAR ENDED DECEMBER 31, 2018

(In thousands, except share and per share amounts)

	PDL Historical [A]	LENSAR Separation [B]	Notes	Pro Forma PDL
Revenue
Product revenue, net	$24,652	$(24,652)		$—
Royalty rights - change in fair value	(30)	—		(30)
Royalties from Queen et al. patents	4,536	—		4,536
Interest revenue	2,337	—		2,337
License and other	533	—		533
Total revenue	32,028	(24,652)		7,376
Operating Expenses
Cost of product revenue (excluding intangible asset amortization and impairment)	13,555	(13,555)		—
Amortization of intangible assets	1,294	(1,113)		181
General and administrative	33,700	(6,987)		26,713
Sales and marketing	6,341	(6,341)		—
Research and development	2,759	(2,759)		—
Asset impairment loss	8,200	—		8,200
Change in fair value of anniversary payment and contingent consideration	369	(369)		—
Total operating expenses	66,218	(31,124)		35,094
Operating loss from continuing operations	(34,190)	6,472		(27,718)
Non-operating expense, net
Interest and other income, net	6,065	(64)		6,001
Interest expense	(12,157)	—		(12,157)
Gain on investment	764	—		764
Total non-operating expense, net	(5,328)	(64)		(5,392)
Loss before income taxes from continuing operations	(39,518)	6,408		(33,110)
Income tax benefit from continuing operations	(6,753)	1,389	F	(5,364)
Net loss from continuing operations	$(32,765)	$5,019		$(27,746)

Loss from continuing operations per common share
Basic	$(0.22)			$(0.19)
Diluted	$(0.22)			$(0.19)

Weighted-average shares outstanding
Basic	145,669			145,669
Diluted	145,669			145,669

See accompanying Notes to Unaudited Pro Forma Condensed Consolidated Financial Statements

PDL BIOPHARMA, INC.
UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS FOR THE YEAR ENDED DECEMBER 31, 2017

(In thousands, except share and per share amounts)

	PDL Historical [A]	LENSAR Separation [B]	Notes	Pro Forma PDL
Revenue
Product revenue, net	$15,091	$(15,091)		$—
Royalty rights - change in fair value	2,598	—		2,598
Royalties from Queen et al. patents	36,415	—		36,415
Interest revenue	17,744	—		17,744
License and other	19,451	—		19,451
Total revenue	91,299	(15,091)		76,208
Operating Expenses
Cost of product revenue (excluding intangible asset amortization and impairment)	12,204	(12,204)		—
Amortization of intangible assets	632	(632)		—
General and administrative	35,373	(6,021)		29,352
Sales and marketing	3,663	(3,663)		—
Research and development	1,418	(1,418)		—
Total operating expenses	53,290	(23,938)		29,352
Operating income from continuing operations	38,009	8,847		46,856
Non-operating expense, net
Interest and other income, net	1,659	(51)		1,608
Interest expense	(20,221)	—		(20,221)
Gain on bargain purchase	9,309	—		9,309
Total non-operating expense, net	(9,253)	(51)		(9,304)
Income before income taxes from continuing operations	28,756	8,796		37,552
Income tax expense from continuing operations	15,404	(5,431)	F	9,973
Net income from continuing operations	$13,352	$14,227		$27,579

Income from continuing operations per common share
Basic	$0.09			$0.18
Diluted	$0.09			$0.18

Weighted-average shares outstanding
Basic	155,394			155,394
Diluted	156,257			156,257

See accompanying Notes to Unaudited Pro Forma Condensed Consolidated Financial Statements

PDL BIOPHARMA, INC.
UNAUDITED PRO FORMA CONDENSED CONSOLIDATED BALANCE SHEET AS OF JUNE 30, 2020

(In thousands, except share and per share amounts)

	PDL Historical [A]	LENSAR Separation [C] [G]	Notes	Pro Forma Adjustments	Notes	Pro Forma PDL
Assets
Current assets:
Cash	$105,446	$(4,715)		$(37,097)	D	$63,634
Accounts receivable, net	6,154	(2,565)		—		3,589
Notes receivable, net	52,598	(516)		—		52,082
Inventories	12,633	(12,633)		—		—
Assets held for sale	289,426	—		—		289,426
Prepaid and other current assets	29,291	(666)	F	—		28,625
Total current assets	495,548	(21,095)		(37,097)		437,356
Property and equipment, net	3,039	(2,974)		—		65
Notes receivable, long term, net	636	(636)		—		—
Intangible assets, net	12,550	(12,550)		—		—
Other assets	8,883	(816)		—		8,067
Total assets	$520,656	$(38,071)		$(37,097)		$445,488

Liabilities and stockholders’ equity
Current liabilities:
Accounts payable	$3,524	$(1,515)		$—		$2,009
Accrued liabilities	14,498	(4,679)		—		9,819
Liabilities held for sale	18,213	—		—		18,213
Total current liabilities	36,235	(6,194)		—		30,041
Convertible notes payable	13,507	—		—		13,507
Other long-term liabilities	50,913	(288)	F	—		50,625
Total liabilities	100,655	(6,482)		—		94,173

Commitments and contingencies

Stockholders’ Equity:
Preferred stock, par value $0.01 per share, 10,000 shares authorized; no shares issued and outstanding	—	—		—		—
Common stock, par value $0.01 per share, 350,000 shares authorized; 113,945 shares issued and outstanding at June 30, 2020	1,139	—		—		1,139
Additional paid-in capital	(66,164)	—		—		(66,164)
Retained earnings	485,493	(31,589)		(37,564)	D, E	416,340
Total PDL stockholders’ equity	420,468	(31,589)		(37,564)		351,315
Noncontrolling interests	(467)	—		467	E	—
Total stockholders' equity	420,001	(31,589)	F	(37,097)		351,315
Total liabilities and stockholders’ equity	$520,656	$(38,071)		$(37,097)		$445,488

See accompanying Notes to Unaudited Pro Forma Condensed Consolidated Financial Statements

PDL BIOPHARMA, INC.
NOTES TO THE UNAUDITED PRO FORMA CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

Note A: Reflects PDL’s historical GAAP financial statements and does not reflect any adjustments related to the Distribution.

Note B: Reflects the revenues and expenses directly associated with the results of operations of LENSAR and was derived from the financial statements of LENSAR included in LENSAR’s registration statement on Form 10 (the “Form 10”) for the years ended December 31, 2019 and 2018 and six months ended June 30, 2020 and the Company’s historical financial statements and accounting records for the year ended December 31, 2017, adjusted to (i) exclude previously allocated corporate costs that were not specifically related to the LENSAR businesses that did not meet the discontinued operations criteria, (ii) reverse reclassifications and certain adjustments to conform with PDL’s historical financial statement presentation, and (iii) include separation costs that are directly related to the separation of LENSAR from PDL.

Note C: Reflects the assets and liabilities of LENSAR and was derived from the unaudited condensed interim balance sheet included in the Form 10, adjusted to (i) conform with PDL’s financial statement presentation, (ii) remove certain intercompany liabilities that were settled in a series of recapitalization transactions as detailed in the Form 10, and (iii) reflect updated tax positions.

Note D: Reflects $37.1 million in cash contributions from PDL to LENSAR in connection with the separation.

Note E: Reflects the elimination of the non-controlling interests upon the Distribution.

Note F: Reflects LENSAR tax attributes that will be retained by PDL post-Distribution per elections available to PDL under the Tax Matters Agreement. Income tax related adjustments represent the Company’s current estimates on a discontinued operations basis which could materially change as the Company finalizes its discontinued operations accounting to be reported in the Annual Report on Form 10-K for the year ended December 31, 2020.